Exhibit (h)(1)

APOLLO INVESTMENT CORPORATION

(a Maryland Corporation)

[Title of Securities]

TERMS AGREEMENT

Dated:                 , 200

APOLLO INVESTMENT CORPORATION

APOLLO INVESTMENT MANAGEMENT, L.P.

9 West 57th Street

New York, NY 10019

Attention: Chief Financial Officer

Dear Sirs:

We (the “Representative”) understand that Apollo Investment Corporation, a Maryland corporation (the “Company”), proposes to issue and sell shares of its [Common Stock, $             par value] [Preferred Stock, $             par value] [and] [Warrants (the “Warrants”) to purchase              shares of Common Stock or Preferred Stock (the “Warrant Securities”)] (such Common Stock, Preferred Shares and/or Warrant Securities being collectively hereinafter referred to as the “Underwritten Securities”), as set forth below. Subject to the terms and conditions set forth or incorporated by reference herein, collectively, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the respective number of shares of Initial Underwritten Securities (as defined in the Underwriting Agreement Basic Provisions referenced below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement Basic Provisions referenced below), to the extent any are purchased, at the purchase price set forth below.

UNDERWRITER	[NUMBER OF SHARES OF INITIAL UNDERWRITTEN SECURITIES		[NUMBER OF WARRANTS

Total	$	]	$	]

The Underwritten Securities shall have the following terms:

Title of Securities:

Number of Shares:

Public offering price per share:

Purchase price per share:

Number of Option Securities (as defined in the Underwriting Agreement Basic Provisions referenced below):

[Delayed Delivery Contracts: [authorized] [not authorized]

[Date of delivery:

Minimum contract:

Maximum aggregate principal amount:

Fee: $            ]

Closing date and location:

[WARRANTS

Number of Warrants to be issued:

Warrant Agent:

Issuable jointly with Common Stock [or Preferred Shares]: [Yes] [No]

[Number of Warrants issued with each share of Common Stock [or Preferred Share]:                         ]

[Detachable data:                     ]

Date from which Warrants are exercisable:

Date on which Warrants expire:

Exercise price(s) of Warrants:

Initial public offering price: $

Purchase price: $

Title of Warrant Securities:

Number purchasable upon exercise of one Debt Warrant:

Price:

Payable:

[Delayed Delivery Contracts: [authorized] [not authorized]

[Date of delivery:

Minimum contract:

Maximum aggregate principal amount:

Fee: $            ]

Other terms:

[Closing date and location:                 ]]

All the provisions contained in the document attached as Annex A hereto entitled “Apollo Investment Corporation – Common Stock ($             par value), Preferred Stock ($             par value), and Warrants – Underwriting Agreement Basic Provisions” are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Please accept this offer no later than              P.M. (New York City time) on              , 200     by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours, [Name of Representative]

By:

Acting on behalf of themselves and the other named Underwriters

Accepted:

APOLLO INVESTMENT CORPORATION

By:
Name:
Title:

APOLLO INVESTMENT MANAGEMENT, L.P.

By: ACC Management, L.P., its General Partner

By:
Name:
Title:

ANNEX A

                    , 200

APOLLO INVESTMENT CORPORATION

(a Maryland Corporation)

Common Stock ($             Par Value)

Preferred Stock ($             Par Value)

and

Warrants to Purchase Common Stock or Preferred Stock

UNDERWRITING AGREEMENT BASIC PROVISIONS

Apollo Investment Corporation (the “Company”) proposes to issue and sell shares of Common Stock, $             par value (“Common Stock”), or Preferred Stock, $             par value (the “Preferred Shares”), or both, or Warrants (the “Warrants”) to purchase Common Stock or Preferred Stock, or both, from time to time in one or more offerings on terms determined at the time of sale. The Preferred Shares may be offered in the form of depositary shares (the “Depositary Shares”) represented by depositary receipts (the “Depositary Receipts”). The Warrants will be issued under one or more warrant agreements (the warrant agreement relating to any issue of Warrants to be sold pursuant to this Agreement will be identified in the applicable Terms Agreement (as hereinafter defined) and is referred to herein as the “Warrant Agreement”) between the Company and the Warrant Agent identified in such Warrant Agreement (the “Warrant Agent”). The Common Stock and, if applicable, the Preferred Shares or the Warrants, together, if applicable, with the Depositary Shares and the Depositary Receipts are hereinafter referred to as the “Securities”; and “Warrant Securities” shall mean the Common Stock or Preferred Shares issuable upon exercise of Warrants. The Common Stock, Preferred Shares and Warrants may be offered either together or separately. Each issue of Preferred Shares may vary, as applicable, as to the specific number of shares, title, stated value and liquidation preference, issuance price, ranking, dividend rate or rates (or method of calculation), dividend payment dates, any redemption or sinking fund requirements, any conversion provisions and any other variable terms as set forth in the applicable certificate of designation (each, a “Certificate of Designation”) relating to such Preferred Shares. Each issue of Warrants may vary, as applicable, as to the title, specific number of shares of Common Stock or Preferred Shares receivable upon exercise, issuance price, exercise dates, exercise conditions and any other variable terms as set forth in the applicable Warrant Agreement relating to such Warrants.

This is to confirm the arrangements with respect to the purchase of Underwritten Securities (as defined in Section 2 hereof) from the Company by the Representative or Representatives (collectively, the “Representative”) and the several Underwriters (collectively, the “Underwriters”) listed in the applicable terms agreement entered into between the Representative and the Company of which this Underwriting Agreement Basic Provisions is Annex A thereto (the “Terms Agreement”). With respect to any particular Terms Agreement,

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such Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as the “Agreement”. Terms defined in the applicable Terms Agreement are used herein as therein defined.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (No. 333-124007) in respect of the Securities and certain of the Company’s senior and/or subordinated debt securities (“Debt Securities”) and warrants to purchase Debt Securities and certain other warrants, [which registration statement also constitutes post-effective amendment No. 1 to registration statement No. 333-124007 relating to the Company’s debt securities and warrants to purchase debt securities,] and has filed such amendments thereto as may have been required to the date of the Terms Agreement. Such registration statement and such post-effective amendment, as amended, have been declared effective by the Commission. Such registration statement and such post-effective amendment, as amended, and the combined prospectus constituting a part thereof and the supplements to the prospectus (each, a “Prospectus Supplement”) relating to the offering of the Offered Securities (as defined in Section 2 hereof), including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “1934 Act”), the Securities Act of 1933 as amended, and the rules and regulations thereunder (collectively, the “1933 Act”), or otherwise (whether or not the prospectus or the applicable Prospectus Supplement is required to be filed with the Commission pursuant to Rule 497(h) of the Regulations, as defined below), are collectively referred to herein as the “Registration Statement” and the “Prospectus”, respectively; provided, however, that any Prospectus Supplement shall be deemed to supplement the Prospectus only with respect to the offering of Offered Securities to which it relates. A Form N-54A – Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Act (File No. 814-00646) (the “Notification of Election”) was filed with the Commission on February 6, 2004 under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”).

The Company has entered into an investment advisory and management agreement dated as of April 1, 2004 (the “Investment Advisory Agreement”), with Apollo Investment Management, L.P., a Delaware limited partnership registered as an investment adviser (the “Adviser”), under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

SECTION 1. REPRESENTATIONS AND WARRANTIES. (A) The Company represents and warrants to the Representative and to each Underwriter named in a Terms Agreement as of the date thereof (the “Representation Date”), and the Adviser represents and warrants to and agrees with each of the Underwriters as of the applicable Representation Date as follows:

(a) The Registration Statement has been declared effective under the 1933 Act; no stop order of the Commission preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Prospectus in the form distributed in connection with the offering of

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the Underwritten Securities complied in all material respects to the requirements of the 1933 Act and did not, as of its date, and does not, as of the applicable Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, and complies and will comply, as of the applicable Representation Date, in all material respects with the requirements of the 1933 Act and the Prospectus will comply, as of its date and at the time of purchase and at the additional time of purchase, in all material respects with the requirements of the 1933 Act, and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the Company is eligible to use Form N-2; the Registration Statement did not, when it became effective, does not and will not, at the applicable Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and at the additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Securities other than the Registration Statement and the Prospectus.

(b) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right or right of first refusal.

(c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and the Company has no subsidiaries.

(d) The execution and delivery of this Agreement, the Deposit Agreement (as defined below) and the Warrant Agreement, if applicable, and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action and will not (i) result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, (ii) to the best of its knowledge, contravene or violate any order, rule or regulation applicable to the Company of any

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court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company or (iii) result in any violation of the provisions of the charter or bylaws of the Company, except in the case of clauses (i) and (ii), to the extent that such contravention or violation would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operation or prospects of the Company (a “Material Adverse Effect”).

(e) The description of the authorized, issued and outstanding capital stock of the Company under “Description of Our Capital Stock” in the Prospectus (except for subsequent issuances, if any, pursuant to reservations or agreements referred to in the Prospectus) is accurate in all material respects as of the date indicated in such sections.

(f) The Underwritten Securities being sold pursuant to the applicable Terms Agreement, the Warrant Securities issuable upon exercise of the Warrants, and, if applicable, the deposit of the Preferred Shares comprising part or all of the Underwritten Securities by or on behalf of the Company in accordance with the provisions of a Deposit Agreement (each, a “Deposit Agreement”), among the Company, the financial institution named in the Deposit Agreement (the “Depositary”) and the holders of the Depositary Receipts issued thereunder, have, as of the applicable Representation Date, been duly authorized by the Company, and such Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement or the Warrant Agreement (or will have been so authorized prior to each issuance of Underwritten Securities), and such Underwritten Securities and Warrant Securities, if applicable, when issued and delivered by the Company pursuant to this Agreement and the Warrant Agreement against payment of the consideration set forth in this Agreement and the Warrant Agreement, will be validly issued, fully paid and non-assessable; the Warrant Securities are enforceable against the Company in accordance with their terms subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (iii) any principles of public policy; the Underwritten Securities being sold pursuant to the applicable Terms Agreement and, if applicable, the Warrant Securities issuable upon exercise of the Warrants and the Depositary Receipts, conform in all material respects to the statements relating thereto contained in the Prospectus; and the issuance of the Underwritten Securities is not subject to preemptive or other similar rights.

(g) If the Underwritten Securities are Common Stock or Preferred Shares convertible into Common Stock, the shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable and such capital stock conforms in all material respects as to legal matters to the description thereof in the Prospectus.

(h) If applicable, the shares of Common Stock issuable upon conversion of any issue of the Preferred Shares will have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and when issued upon such conversion, will be validly issued, fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive rights.

(i) If applicable, the Warrant Agreement will have been duly authorized, executed and delivered by the Company prior to the issuance of any applicable Warrants, and constitutes a valid and legally binding obligation of the Company enforceable in

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accordance with its terms, subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (iii) any principles of public policy.

(j) If applicable, the Warrant Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise by all necessary corporate action and when issued upon such exercise, will be validly issued, fully paid and non-assessable, and the issuance of such shares upon such exercise will not be subject to preemptive rights.

(k) If applicable, the Deposit Agreement will have been duly authorized, executed and delivered by the Company prior to the issuance of any applicable Underwritten Securities, and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (iii) any principles of public policy.

(l) If applicable, upon execution and delivery thereof pursuant to the terms of the Deposit Agreement, the persons in whose names the Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement, subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (iii) any principles of public policy.

(m) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(n) The capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof contained in the Prospectus.

(o) The Investment Advisory Agreement has been duly authorized, executed and delivered by the Company.

(p) The Company is not in breach or violation of or in default under (i) its charter or bylaws, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party, except, with respect to clause (ii), to the extent that any such contravention would not have a Material Adverse Effect.

(q) The execution, delivery and performance by the Company of this Agreement and the Investment Advisory Agreement, the issuance and sale of the Underwritten Securities and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the charter or bylaws of the Company, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except, with respect to clauses (ii) and (iii), to the extent that such contravention would not have a Material Adverse Effect.

(r) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Underwritten Securities or the consummation by the Company of the transactions contemplated hereby other than (i) registration of the Underwritten Securities under the 1933 Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Underwritten Securities are being offered by the Underwriters or under the rules and regulations of the NASD and (iii) filing of the Notification of Election under the Investment Company Act, which has been effected.

(s) Except as set forth in the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the 1933 Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

(t) Except as set forth in the Prospectus, the Company has all necessary licenses, authorizations, consents and approvals (collectively, the “Consents”) and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to obtain such consent would not have a Material Adverse Effect.

(u) All legal proceedings, government proceedings, affiliate transactions, contracts, licenses, agreements, leases or documents known to the Company and of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

(v) PricewaterhouseCoopers LLP are independent certified public accountants as required by the 1933 Act.

(w) The audited financial statements included in the Prospectus, together with the related notes, present fairly the financial position of the Company as of the date indicated and the results of operations for the periods specified are in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

(x) Subsequent to the date of the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial condition or results of operations of the Company, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company or (iv) any dividend of any kind declared, paid or made on the capital stock of the Company.

(y) The Company is not and, after giving effect to the offering and sale of the Underwritten Securities, will not be a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are used under the Investment Company Act.

(z) The Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Prospectus as being licensed by it or which are necessary for the conduct of its businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect.

(aa) The Company and, to its knowledge, its directors and officers (in such capacity) are in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the Commission’s applicable published rules promulgated thereunder that are effective, except to the extent that such failure to comply would not have a Material Adverse Effect; and the Company is taking steps to ensure that it will comply with other applicable provisions of the Sarbanes-Oxley Act and the Commission’s applicable published rules promulgated thereunder upon the effectiveness of such provisions.

(bb) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder.

(cc) The Company has duly elected to be treated by the Commission under the Investment Company Act as a business development company and such election is effective.

(dd) The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies and the rules and regulations of the Commission thereunder; provided that the Company does not represent or warrant as to the compliance of Sections 10(a)(1)(iii) and 10(a)(4)(iii) with Section 17(i) of the Investment Company Act.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with an offering of Underwritten Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Underwriter participating in such offering.

(B) Representations and Warranties of the Adviser. The Adviser represents and warrants to and agrees with each of the Underwriters as of the applicable Representation Date as follows:

(a) The Adviser has been duly formed and is validly existing as a Delaware limited partnership, and is in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Adviser is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, constitute a material adverse change in the business, financial condition, capitalization or regulatory status of such entity, or otherwise be reasonably be expected to prevent the Adviser from carrying out its obligations under the Investment Advisory Agreement (collectively, a “Material Adverse Change”).

(b) The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus.

(c) There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Adviser, threatened to which the Adviser is or would be a party, or of which any of its properties are or would be subject at law or in equity, or before or by any federal, state or local governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order either (A) constituting, individually or in the aggregate, a Material Adverse Change, or (B) preventing the consummation of the transactions contemplated hereby.

(d) The Adviser is not in breach or violation of, or in default under (i) its limited partnership agreement, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser is a party, or (iii) any federal, state or local law, regulation or rule or any decree, judgment or order applicable to the Adviser except, with respect to clauses (ii) and (iii), to the extent that any such contravention would constitute a Material Adverse Change.

(e) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach of violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of or constitute a default under) (i) the limited partnership agreement, or (ii) other organizational documents of the Adviser or (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser is a party, or (iv) any federal, state or local law, regulation or rule or any decree, judgment or other applicable to the Adviser except, with respect to clauses (ii), (iii) and (iv), to the extent that any such contravention would not have a Material Adverse Change.

(f) This Agreement and the Investment Advisory Agreement have been duly authorized, executed and delivered by the Adviser; the Adviser has full power and authority to execute and deliver this Agreement and the Investment Advisory Agreement; each of this Agreement and the Investment Advisory Agreement constitute a valid and legally binding agreement of the Adviser, subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (iii) any principles of public policy.

(g) The description of the Adviser contained in the Prospectus is accurate in all material respects as of the date indicated.

(h) The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, under this Agreement and the Investment Advisory Agreement.

(i) The Adviser has all Consents and has made all necessary filings required under any federal, state or local law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to obtain such Consents would not constitute a Material Adverse Change.

(j) Neither the Adviser nor any of its partners or officers has taken, directly or indirectly, any action designed, under the 1934 Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Underwritten Securities.

SECTION 2. PURCHASE AND SALE. The obligations of the Underwriters to purchase, and the Company to sell, the Underwritten Securities shall be evidenced by the applicable Terms Agreement. Such Terms Agreement shall specify the number of Underwritten Securities to be initially issued (the “Initial Underwritten Securities”), the number of Warrants whether the Initial Underwritten Securities shall be in the form of Depositary Shares and the fractional amount of Preferred Shares represented by each Depositary Share, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 9 hereof), the number of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the name of each Underwriter acting as Representative, in connection with such offering, the price at which the Initial Underwritten Securities or the Warrants are to be purchased by the Underwriters from the Company, the initial public offering price, the time and place of delivery and payment, any delayed delivery arrangements and any other terms of the Initial Underwritten Securities pursuant to which they are being issued (including, but not limited to, designations, conversion provisions, redemption provisions and sinking fund requirements). In addition, the applicable Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities subject to such option (the “Option Underwritten Securities”; together with the Initial Underwritten Securities, the “Offered Securities”). As used herein, the “Underwritten Securities” shall include the Initial Underwritten Securities, the Warrants and all or any portion of the Option Underwritten Securities agreed to be purchased by the Underwriters.

The several commitments of the Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement relating to any Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per share as is applicable to the Initial Securities. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in such Terms Agreement after the Representation Date relating to the Initial Underwritten Securities, and may be exercised by the Representative on behalf of the Underwriters in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, unless otherwise agreed upon by the Representative and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities each such Underwriter has severally agreed to purchase as set forth in the applicable Terms Agreement bears to the total number of Initial Securities, subject to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

Payment of the purchase price for, and delivery of, any Initial Underwritten Securities to be purchased by the Underwriters shall be made at the office of [Name of counsel for Underwriters], [such counsel’s address], or at such other place as shall be agreed upon by the Representative and the Company, at [10:00 A.M.], New York City time, on the fifth business day (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the applicable Terms Agreement or such other time as shall be agreed upon by the Representative and the Company (each such time and date being referred to as a “Closing Time”). In addition, in the event that the over-allotment option described in the immediately preceding paragraph is exercised, payment of the purchase price for, and delivery of certificates representing, the related Option Securities, shall be made at the above-mentioned office of [Name of counsel for Underwriters], or at such other place as shall be agreed upon by the Representative and the Company on each Date of Delivery as specified in the notice from the Representative to the Company. Payment shall be made to the Company by certified or official bank check or checks in [New York Clearing House] or similar next day funds payable to the order of the Company against delivery to the Representative for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. Certificates for such Underwritten Securities or, if applicable, Depositary Receipts evidencing the Depositary Shares shall be in such denominations and registered in such names as the Representative may request in writing at least two business days prior to the applicable Closing Time or Date of Delivery, as the case may be. Such certificates or receipts will be made available for examination and packaging by the Representative on or before the first business day prior to Closing Time or Date of Delivery, as the case may be.

If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) substantially in the form of Exhibit A hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to the Representative at Closing Time, for the accounts of the Underwriters, a fee specified in the applicable Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at Closing Time as is specified in such Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the applicable Prospectus Supplement. At Closing Time, the Company will enter into Delayed Delivery Contracts (for not less than the minimum number of Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate number of Underwritten Securities in excess of that specified in such Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

If applicable, the Representative shall submit to the Company, at least three business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the number of Underwritten Securities to be purchased by each of them, and the Company will advise the Representative, at least two business days prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the number of Underwritten Securities to be covered by each such Delayed Delivery Contract.

The number of Underwritten Securities agreed to be purchased by the respective Underwriters pursuant to the applicable Terms Agreement shall be reduced by the number of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Representative to the Company; provided, however, that the total number of Underwritten Securities to be purchased by all Underwriters shall be the total number of Underwritten Securities covered by the applicable Terms Agreement, less the number of Underwritten Securities covered by Delayed Delivery Contracts.

SECTION 3. COVENANTS OF THE COMPANY. The Company and the Adviser, jointly and severally, agree with the Representative, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

(a) Immediately following the execution of the applicable Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and their terms not otherwise set forth in the Prospectus, the names of the Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the name of each Underwriter acting as Representative in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representative and the Company deem appropriate in connection with the offering of the Underwritten Securities. The Company will promptly transmit copies of the Prospectus (including such Prospectus Supplement) to the Commission for filing pursuant to Rule 424 of the Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus as the Representative shall reasonably request.

(b) If, at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of any of the Underwritten Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Company, to amend or supplement further the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company shall promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

(c) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering the 12-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement relating to such Underwritten Securities.

(d) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, the Company will give the Representative notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish the Representative with copies of any such amendment or supplement or other documents proposed to be filed, and will provide the Representative or counsel for the Underwriters a reasonable period during which to provide comments to such documents prior to filing.

(e) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, the Company shall notify the Representative immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any supplement to the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as possible.

(f) During the period specified in (b) above, the Company shall deliver to the Representative such number of conformed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith) as the Representative may reasonably request.

(g) The Company shall endeavor in good faith to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representative may designate; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will maintain such qualifications in effect for as long as may be required for the distribution of the Underwritten Securities. The Company shall file such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Securities have been qualified as above provided.

(h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sale of the Underwritten Securities, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

(i) Unless otherwise provided in the applicable Terms Agreement, the Company shall not sell or otherwise dispose of any Underwritten Securities or securities convertible into or exchangeable or exercisable for Underwritten Securities other than the Underwritten Securities, without the prior written consent of the Representative, for a period of 90 days after the date the Terms Agreement is executed, except the Company may, without such consent, issue or sell Underwritten Securities pursuant to the terms of the Company’s employee benefit plans in existence on the date the Terms Agreement is executed.

SECTION 4. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company and the Adviser herein contained, to the accuracy of the statements made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company and the Adviser of each of its covenants and other obligations hereunder and to the following further conditions:

(a) At the applicable Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and (ii) there shall not have come to the Representative’s attention any facts that would cause the Representative to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Underwritten Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

(b) At the applicable Closing Time, the Representative shall have received:

(1) The favorable opinion, dated as of the applicable Closing Time, of Shearman & Sterling LLP, counsel for the Company, in form and substance satisfactory to the Representative, to the effect that:

(i) To such counsel’s knowledge, the Underwritten Securities are free of any preemptive rights, rights of first refusal or similar rights;

(ii) (A) The Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; and (B) the Company is eligible to use Form N-2;

(iii) This Agreement, the Warrant Agreement, and the Delayed Delivery Contracts, if any, have been duly executed and delivered by the Company (to the extent that execution and delivery are matters governed by New York law) and, with respect to the Warrant Agreement only, assuming due authorization, execution and delivery of the Warrant Agreement by the Warrant Agent, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iv) If applicable, assuming due authorization of the Warrant Securities, when issued and executed in accordance with the terms of the Warrant Agreement and when authenticated by the Warrant Agent as specified in the Warrant Agreement, and delivered against payment pursuant to this Agreement, the Warrants will be valid and binding obligations of the Company and entitled to the benefits of the Warrant Agreement, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(v) No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, or any third party that is a party to any of the documents listed in Schedule [    ] to the opinion is required in connection with the issuance and sale of the Underwritten Securities and consummation by the Company of the transactions contemplated hereby other than registration of the Underwritten Securities under the Act

(except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Underwritten Securities are being offered by the Underwriters);

(vi) The execution, delivery and performance of this Agreement and the Investment Advisory Agreement by the Company, the issuance and sale of the Underwritten Securities by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not result in a violation of or constitute a default under (A) the charter or bylaws of the Company or (B) to such counsel’s knowledge, any agreement or document listed in Schedule [    ] to the opinion, or any federal, state or local law, regulation or rule or any decree, judgment or order applicable to the Company, except in the case of clause (B) for any such conflict, breach or violation which would not have a Material Adverse Effect;

(vii) The Company is not and, after giving effect to the offering and sale of the Underwritten Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act;

(viii) The information in the Registration Statement and the Prospectus under the headings “Regulation,” “Description of Our Capital Stock,” “Description of the Warrants,” (if any) “Material U.S. Federal Income Tax Considerations” and “Underwriting,” insofar as such statements constitute a summary of documents or matters of law, are accurate in all material respects and present fairly the information required to be shown;

(ix) The Investment Advisory Agreement have been duly executed and delivered by the Company (to the extent that execution and delivery are matters governed by New York law);

(x) If applicable, the form of the certificate used to evidence the offered Common Stock complies on its face in all material respects with the applicable requirements of the Nasdaq National Market;

(xi) To such counsel’s knowledge, no person has the right, pursuant to the terms of any contract, agreement or other instrument described, in or filed as an exhibit to, the Registration Statement, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby;

(xii) The Investment Advisory Agreement contains the applicable provisions required by Section 205 of the Advisers Act and Section 15 of the Investment Company Act;

(xiii) The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and, to such counsel’s knowledge, is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting under the Investment Advisory Agreement as an investment adviser to the Company, as contemplated by the Registration Statement and the Prospectus; and, to such counsel’s knowledge, there does not exist any proceeding pending or threatened, which could reasonably be expected to adversely affect the registration of the Adviser with the Commission;

(xiv) The execution, delivery and performance of this Agreement and the Investment Advisory Agreement by the Adviser and the consummation by the Adviser of the transactions contemplated hereby and thereby do not and will not result in a violation of or constitute a default under (A) the limited partnership agreement of the Adviser or (B) to such counsel’s knowledge, any agreement or document listed in Schedule [    ] to the opinion, or any federal, state or local law, regulation or rule or any decree, judgment or order applicable to the Adviser, except in the case of clause (B) for any such conflict, breach or violation which would not have a Material Adverse Effect;

(xv) This Agreement and the Investment Advisory Agreement have been duly executed and delivered by the Adviser (to the extent that execution and delivery are matters governed by New York law); and

(xvi) If applicable, upon execution and delivery thereof pursuant to the terms of the Deposit Agreement, the Depositary Receipts issued under and in accordance with the provisions of the Deposit Agreement to evidence the Depositary Shares will be validly issued, and the persons in whose names Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (iii) any principles of public policy.

Such opinion shall also state that (i) the Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and (ii) such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraph (vii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus).

(2) The favorable opinion, dated as of the applicable Closing Time, of Venable LLP, Maryland counsel for the Company, in form and substance satisfactory to the Representative, to the effect that:

(i) the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland. The Company has the corporate power to own, lease and operate its property or assets, to conduct its business in all material respects as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and the Investment Advisory Agreement, and to sell, issue and deliver the Underwritten Securities as contemplated herein;

(ii) the sale and issuance of the Underwritten Securities and, if applicable, the deposit of the Preferred Shares comprising part or all of the Underwritten Securities by or on behalf of the Company in accordance with the applicable Deposit Agreement have been duly authorized by the Company and, when issued and delivered in accordance with the terms of this Agreement and the resolutions authorizing their issuance, the Underwritten Securities will be validly issued, and, if the Underwritten Securities are shares of stock, fully paid and non-assessable. The issuance of the Underwritten Securities is not subject to preemptive rights or other similar rights under the Maryland General Corporation Law (“MGCL”) or the Company’s charter or bylaws;

(iii) if the Underwritten Securities are convertible into shares of Common Stock, the shares of Common Stock issuable upon conversion thereof have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive rights or other similar rights under the MGCL or the Company’s charter or bylaws;

(iv) if applicable, the shares of stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise and, when issued upon such exercise, will be validly issued, fully paid and non-assessable, and the issuance of such shares upon such exercise will not be subject to preemptive rights or other similar rights under the MGCL or the Company’s charter or bylaws;

(v) the Underwritten Securities conform in all material respects as to legal matters to the descriptions thereof in the Prospectus;

(vi) the execution and delivery of each of this Agreement and the Investment Advisory Agreement have been duly authorized by all necessary corporate action of the Company. Each of this Agreement and the Investment Advisory Agreement has been duly executed and, so far as is known to Venable LLP, delivered by the Company;

(vii) the statements in the Registration Statement and the Prospectus under the headings “Description of Our Capital Stock,” “Risk Factors – Risks Relating to Our Investments – Provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our common stock”, in each case insofar as such statements purport to summarize certain provisions of Maryland law, the Company’s charter or the bylaws, are accurate in all material respects;

(viii) the execution, delivery and performance by the Company of this Agreement, the sale and issuance of the Underwritten Securities and the consummation of the transactions contemplated by this Agreement will not conflict with or constitute a breach of the Company’s charter or bylaws, or any Maryland law or regulation, or, so far as is known to Venable LLP, any order or decree of any Maryland governmental authority applicable to the Company (other than any law, regulation, order or decree in connection with the securities laws of the State of Maryland, as to which no option is hereby expressed);

(ix) the stock of the Company conforms as to legal matters in all material respects to the description thereof in the Registration Statement and the Prospectus under the heading “Description of Our Capital Stock”;

(x) all of the shares of stock of the Company issued and outstanding as of the date hereof (immediately prior to the issuance of the Underwritten Securities) have been duly authorized and validly issued, are fully paid and nonassessable, and are not subject to preemptive rights or other similar rights under the MGCL or the Company’s charter or bylaws;

(xi) the certificates for the Underwritten Securities that are shares of stock comply with the applicable requirements of the MGCL and the Company’s charter and bylaws; and

(xii) no personal liability will attach under the laws of the State of Maryland, the Company’s state of incorporation, to holders of the Underwritten Securities that are shares of stock for any debt or obligation of the Company solely as a result of their status as holders of the Underwritten Securities.

(3) The favorable opinion, dated as of the applicable Closing Time, of [law firm name], Delaware counsel for the Company that the Adviser has been duly formed and is validly existing as a Delaware limited partnership in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to execute and deliver this Agreement; the Adviser has full power and authority to execute and deliver the Investment Advisory Agreement; and the Adviser is duly qualified to do business as a foreign limited partnership and is in good standing in each other jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(4) The favorable opinion, dated as of the applicable Closing Time, of [                    ] to the following effect:

(i) The Company is duly qualified to do business as a foreign corporation in the State of New York and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification;

(ii) The Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) its charter or bylaws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, or any federal, state or local law, regulation or rule or any decree, judgment or order applicable to the Company except for any such breach or violation which would not have a Material Adverse Effect; and

(iii) To such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or its directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state or local governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described except for any such actions, suits, claims, investigations or proceedings which would not have a Material Adverse Effect.

(5) The favorable opinion, dated as of the applicable Closing Time, of [law firm name], counsel for the Underwriters, as to the matters referred to in subparagraphs (ii), (v) (with respect to the Underwritten Securities only) and the last subparagraph of Section 4(b)(1).

(c) At the applicable Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition of the Company and the Adviser, taken as a whole, or in the results of operations or business prospects of the Company and the Adviser, taken as a whole, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated as of such Closing Time, to the effect that there has been no such material adverse change and to the effect that the other representations and warranties of the Company and the Adviser contained in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date. As used in Section 5(c), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Offered Securities.

(d) The Representative shall have received from PricewaterhouseCoopers LLP or other independent certified public accountant acceptable to the Representative a letter, dated as of the date of the applicable Terms Agreement and delivered at such time, in form heretofore approved by the Representative to the extent that may be reasonably requested by the Representative.

(e) The Representative shall have received from PricewaterhouseCoopers LLP or other independent certified public accountant acceptable to the Representative a letter, dated as of the applicable Closing Time, reconfirming or updating the letter required by subsection (d) of this Section to the extent that may be reasonably requested by the Representative.

(f) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(g) In the event the option provided in the applicable Terms Agreement as set forth in Section 2 hereof is exercised by the Representative with respect to all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and the Representative shall have received:

(1)	A certificate, dated such Date of Delivery, of the Chief Executive Officer or the Chief Financial Officer of the Company, in their capacities as such, confirming that the certificate delivered at Closing Time pursuant to Section 4(c) hereof remains true and correct as of such Date of Delivery.

(2)	The favorable opinion of Shearman & Sterling LLP, counsel for the Company, in form and substance satisfactory to the Representative, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Section 4(b)(1) hereof.

(3)	The favorable opinion of Venable LLP, Maryland counsel for the company in form and substance satisfactory to the Representative, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Section 4(b)(2) hereof.

(4)	The favorable opinion of [Law Firm name], Delaware counsel for the Company, in form and substance satisfactory to the Representative, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Section 4(b)(3) hereof.

(5)	The favorable opinion of [ ], in form and substance satisfactory to the Representative, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Section 4(b)(4) hereof.

(6)	The favorable opinion of [Law Firm name], counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 4(b)(5) hereof.

(7)

A letter from PricewaterhouseCoopers LLP or other independent certified public accountant acceptable to the Representative, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representative pursuant to Section 4(e) hereof, except that the “specified date” in the letter furnished pursuant to this Section 4(g)(7) shall be a date not more than five days prior to such Date of Delivery.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

SECTION 5. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation of this Agreement and the filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters and any Warrant Securities issuable upon exercise of the Warrants, (iii) the fees and disbursements of the Company’s counsel and accountant, (iv) the qualification of the Underwritten Securities and any Warrant Securities issuable upon exercise of the Warrants under securities laws in accordance with the provisions of Section 3(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (v) the delivery of the Registration Statement and any amendments thereto, and the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Prospectus and any amendment or supplement thereto, (vi) the delivery to the Underwriters of copies of the Warrant Agreement, the Certificate of Designation and the Deposit Agreement, if applicable, and any Blue Sky Surveys and Legal Investment Surveys, (vii) the fees, if any, of rating agencies, and (viii) the fees and expenses, if any, incurred in connection with the listing of the Offered Securities and the Common Stock issuable upon conversion of any Preferred Shares, or any Warrant Securities, if applicable, on any national securities exchange.

If this Agreement is terminated by the Representative in accordance with the provisions of Section 4 or Section 8(i), the Company shall reimburse the Underwriters named in the applicable Terms Agreement for their reasonable out-of-pocket expenses.

SECTION 6. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 16 of the 1933 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom, of a material fact required to be stated therein or necessary to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom, of a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon written information furnished to the Company by or on behalf of any

Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

(ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

The Adviser agrees to indemnify, defend and hold harmless each Underwriter and each other person specified in subsection (a)(i) of this Section 6 from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) any such Underwriter or any such other person may incur as specified in such subsection, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (x) any of the matters specified in clauses (i) through (iii) of subsection (a) of this Section 6 or (y) any untrue statement or alleged untrue statement made by the Adviser in Section 1(B) hereof.

In no case shall the Company or the Adviser be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Company or the Adviser shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company or the Adviser shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company and the Adviser, as applicable, shall be entitled to participate at it own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense for any suit brought to enforce any such claim, but if the Company or the Adviser elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Underwriter or Underwriters or controlling person or persons, defendant or defendant in any suit so brought. In the event that the Company or the Adviser elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendant in the suit shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company or the Adviser and one or more Underwriter or Underwriters, and any such Underwriter shall have been advised by counsel chosen by it and satisfactory to the Company or the Adviser that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Adviser, the Company or the Adviser, as applicable, shall not have the right to assume the defense of such action on behalf of such Underwriter and will reimburse such Underwriter and any person controlling such Underwriter as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Company or the

Adviser shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representative. The Company and the Adviser agree to notify the Representative within a reasonable time of the assertion of any claim against it, any of it officers or directors or any person, if any, who controls the Company or the Adviser, as applicable, within the meaning of Section 15 of the 1933 Act, in connection with the sale of the Offered Securities.

(b) Each Underwriter severally agrees that it will indemnify and hold harmless the Company and the Adviser and each of their officers, directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act to the same extent as the foregoing indemnity from the Company or the Adviser, as applicable, but only with respect to statements or omissions made in the Prospectus (or any amendment or supplement thereto) or the Registration Statement (or any amendment thereto) in reliance upon written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or the Adviser or any person so indemnified based on the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the right and duties given to the Company or the Adviser, and the Company, the Adviser and each person so indemnified shall have the right and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

SECTION 7. CONTRIBUTION. If the indemnification provisions provided in Section 6 above should under applicable law be unenforceable in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof in such proportion as is appropriate to reflect the relative benefit received by the Company, the Adviser and the Underwriters from the offering of the Underwritten Securities and also the relative fault of the Company, the Adviser and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Adviser and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Underwritten Securities. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 6 above including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company, the Adviser and the Underwriters, directly or through the Representative of the Underwriters. The Company, the Adviser and the

Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

The obligations of the Company and the Adviser under this Section 7 shall be in addition to any liability which the Company or the Adviser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and each director of the Company and the Adviser and to each person, if any, who controls the Company and the Adviser within the meaning of Section 15 of the 1933 Act.

SECTION 8. TERMINATION. The Representative may terminate this Agreement, immediately upon notice to the Company, at any time prior to the applicable Closing Time (i) if there has been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition of the Company and the Adviser taken as a whole, or in the results of operations or business prospects of the Company and the Adviser taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iii) if trading on The Nasdaq National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, (a) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter retains beneficial ownership of any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(c), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution agreement set forth in Section 7 and the provisions of Section 12 shall remain in effect. As used in this Section 8, the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Offered Securities.

SECTION 9. DEFAULT. If one or more of the Underwriters shall fail at the applicable Closing Time to purchase the Initial Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representative shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of the Initial Securities, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of the Initial Securities, this Agreement shall terminate without any liability on the part of any non-defaulting Underwriters or the Company.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

In the event of a default by any Underwriter or Underwriters as set forth in this Section, either the Representative or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative; notices to the Company shall be directed to it at 9 West 57th Street, New York, NY 10019, Attention: Chief Financial Officer, with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Margery Neale.

SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company, the Adviser and any Underwriter who becomes a party hereto, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 13. COUNTERPARTS. The applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

EXHIBIT A

APOLLO INVESTMENT CORPORATION

(a Maryland Corporation)

[Title of Securities]

DELAYED DELIVERY CONTRACT

                        , 200

APOLLO INVESTMENT CORPORATION

9 West 57th Street

New York, NY 10019

Attention: Chief Financial Officer

Dear Sirs:

The undersigned hereby agrees to purchase from Apollo Investment Corporation (the “Company”), and the Company agrees to sell to the undersigned on                          , 200   (the “Delivery Date”),                          of the Company’s [insert title of security] (the “Securities”), offered by the Company’s Prospectus dated                         , 200  , as supplemented by its Prospectus Supplement dated                              , 200  , receipt of which is hereby acknowledged at a purchase price of to the Delivery Date, and on the further terms and conditions set forth in this contract.

Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of                              , on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before                     , 200  , shall have sold to the Underwriters of the Securities (the “Underwriters”) such number of the Securities as is to be sold to them pursuant to the Terms Agreement dated                     , 200   between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by

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a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

This contract will inure to the benefit of and binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the Company will not accept Delayed Delivery Contracts for a number of Securities in excess of                      and that the acceptance of any Delayed Delivery Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Yours very truly,

(Name of Purchaser)

By:
(Title)

(Address)

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Accepted as of the date first above written.

APOLLO INVESTMENT CORPORATION

By:
(Title)

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PURCHASER – PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

Name	Telephone No. (Including Area Code)

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